Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________________
FORM S-8
REGISTRATION STATEMENT
Under the Securities Act of 1933
____________________________

NuScale Power Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	98-1588588 (I.R.S. Employer Identification No.)

6650 SW Redwood Lane, Suite 210
Portland, OR 97224
(Address of principal executive offices, zip code)
_____________________________

2022 Long-Term Incentive Plan
(Full title of the plan)
______________________________

Robert Temple
General Counsel
6650 SW Redwood Lane, Suite 210
Portland, OR 97224
(971) 371-1592
(Name, address and telephone number of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated Filer ☒
Non-Accelerated Filer ☐	Smaller Reporting Company ☐
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

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Explanatory Note

This Registration Statement on Form S-8, registers 8,972,128 additional shares of Class A Common Stock issuable under NuScale Power Corporation’s 2022 Long-Term Incentive Plan that are of the same class as other securities for which a Registration Statement on Form S-8 has previously been filed and is effective, and therefore consists of only those items required by General Instruction E to Form S-8. NuScale Power Corporation’s Registration Statement on Form S-8 filed with the Securities and Exchange Commission on July 6, 2022 (Commission File No. 333-266023) is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1
Certificate of Incorporation of NuScale Power Corporation (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on May 5, 2022); as amended by the Certificate of Amendment to Certificate of Incorporation of NuScale Power Corporation, filed May 31, 2023

4.2	Bylaws of NuScale Power Corporation (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on May 5, 2022)

4.3	2022 Long-Term Incentive Plan, as amended, and forms of Restricted Stock Unit Award Notice and Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-8 filed July 7, 2022)

5.1	Opinion of Stoel Rives LLP

23.1	Consent of Ernst & Young LLP, independent registered accounting firm for NuScale Power Corporation

23.2	Consent of Stoel Rives LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on signature page)
107	Filing Fee Table

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Portland, State of Oregon, on the 31st day of August, 2023.

NUSCALE POWER CORPORATION

By:    /s/ John L. Hopkins
Name:     John L. Hopkins
Title:    Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John L. Hopkins, Robert Ramsey Hamady and Robert Temple, and each of them, as his or her true and lawful attorney-in-fact and agent with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ John L. Hopkins__ John L. Hopkins	Chief Executive Officer, Director (Principal Executive Officer)	August 31, 2023
/s/ Robert Ramsey Hamady Robert Ramsey Hamady	Chief Financial Officer (Principal Financial and Accounting Officer)	August 31, 2023
/s/ Alan L. Boeckmann Alan L. Boeckmann	Director	August 31, 2023
/s/ Alvin C. Collins, III Alvin C. Collins, III	Director	August 31, 2023
/s/ James T. Hackett James T. Hackett	Director (Chairman)	August 31, 2023
/s/ Kent Kresa Kent Kresa	Director	August 31, 2023
/s/ Christopher J. Panichi Christopher J. Panichi	Director	August 31, 2023
/s/ Christopher Sorrells Christopher Sorrells	Director	August 31, 2023
/s/ Kimberly O. Warnica Kimberly O. Warnica	Director	August 31, 2023
/s/ Bum-Jin Chung Bum-Jin Chung	Director	August 31, 2023
/s/ Shinji Fujino Shinji Fujino	Director	August 31, 2023

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EXHIBIT 5.1

August 31, 2023

NuScale Power Corporation
6650 SW Redwood Lane, Suite 210
Portland, OR 97224

Re: NuScale Power Corporation – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as legal counsel for NuScale Power Corporation (the “Registrant”) in connection with the preparation of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933 relating to the registration of 8,972,128 shares of Class A Common Stock issuable under the Registrant’s 2022 Long-Term Incentive Plan (the “2022 Plan”).

We have reviewed the corporate actions of the Registrant in connection with this matter and have examined the documents, corporate records, and other instruments we deemed necessary for the purposes of this opinion.

Based on the foregoing, it is our opinion that the 8,972,128 shares of Class A Common Stock issuable under the 2022 Plan are duly authorized by all necessary corporate action of the Registrant and, when issued and sold in accordance with the terms of the 2022 Plan, will be legally and validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ STOEL RIVES LLP

Stoel Rives LLP

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EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) for the registration of 8,972,128 shares of Class A common stock pertaining to the 2022 Long-Term Incentive Plan of NuScale Power Corporation of our report dated March 15, 2023, with respect to the consolidated financial statements of NuScale Power Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Portland, OR

August 31, 2023

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